TLC LASER EYE CENTERS INC.

                                      PROXY

    Annual and Special Meeting of Shareholders of TLC Laser Eye Centers Inc.
                          to be held on April 18, 2002

             THIS PROXY IS SOLICITED ON BEHALF OF THE MANAGEMENT OF
                           TLC LASER EYE CENTERS INC.

            The undersigned shareholder of TLC Laser Eye Centers Inc. ("TLC") hereby appoints Elias Vamvakas, Chief Executive Officer and a director of TLC, or, failing him, Lloyd D. Fiorini, General Counsel and Secretary of TLC, or instead of any of the foregoing, ___________________________, as proxy of the undersigned, to attend, vote and act for and on behalf of the undersigned at the annual and special meeting of shareholders of TLC to be held on April 18, 2002 at 11 a.m. Eastern Standard Time, at New Theatre, 98 The Esplanade, Toronto, Ontario, and at all adjournments thereof, upon the following matters:

1.          TO VOTE FOR  |_|               AGAINST   |_|       ABSTAIN   |_|

            or, if no specification is made, vote FOR a resolution approving the transactions contemplated by an agreement and plan of merger dated as of August 25, 2001 by and among Laser Vision Centers, Inc., TLC and a wholly owned subsidiary of TLC that provides for a wholly owned subsidiary of TLC to merge with and into LaserVision; in the merger, LaserVision would become a wholly owned subsidiary of TLC, as fully described in the accompanying joint proxy statement/prospectus;

2.          TO VOTE FOR  |_|               AGAINST   |_|       ABSTAIN   |_|

            or, if no specification is made, vote FOR a resolution approving the amendment of the articles of TLC to change the name of TLC to "TLC VISION Corporation";

3.          TO VOTE FOR  |_|               AGAINST   |_|       ABSTAIN   |_|

            or, if no specification is made, vote FOR a resolution approving the continuance of TLC under the laws of New Brunswick and the adoption of new by-laws of TLC;

4.          TO VOTE FOR  |_|               AGAINST   |_|       ABSTAIN   |_|

            or, if no specification is made, vote FOR a resolution approving the amendment of the articles of TLC to increase the maximum number of directors from 10 to 15;

5.          TO VOTE FOR  |_|               AGAINST   |_|       ABSTAIN   |_|

            or, if no specification is made, vote FOR a resolution approving the repricing of certain options outstanding under TLC's amended and restated stock option plan in the manner described in the accompanying joint proxy statement/prospectus;

6.          TO VOTE FOR  |_|               WITHHOLD  |_|

            or, if no specification is made, vote FOR the election of the following directors for the terms and subject to the conditions stated in the accompanying joint proxy statement/prospectus:

                   Elias Vamvakas                      Warren S. Rustand
                   Dr. Jeffery J. Machat               John J. Klobnak+
                   John F. Riegert                     James M. Garvey+
                   Howard J. Gourwitz                  Dr. Richard Lindstrom+
                   Dr. William David Sullins, Jr.      David S. Joseph+
                   Thomas N. Davidson

            Provided that the undersigned wishes to withhold vote for the following directors:

            ____________________________________________________________________

7.          TO VOTE FOR  |_|               WITHHOLD  |_|

            or if no specification is made, vote FOR the continued appointment of Ernst & Young LLP as auditors of TLC and authorizing the directors to fix the remuneration of the auditors; and

8.          TO VOTE FOR  |_|               AGAINST  |_|        ABSTAIN   |_|

            of if no specification is made, vote FOR the grant of discretion to the proxy nominee to vote on any amendments to the foregoing and on such other business as may properly come before the meeting or any adjournments thereof.

9.          TO VOTE FOR  |_|               AGAINST  |_|        ABSTAIN   |_|

            or if no specification is made, vote FOR the adjournment or postponement of the annual and special meeting.

            The shares represented by this proxy will be voted as directed. If no direction is indicated as to any item(s), they will be voted in favor of such item(s).

EXECUTED on the _____________ day of ___________, 2002


_____________________________                   ________________________________
Number of Common Shares                         Signature of Shareholder


                                                ________________________________
                                                Name of Shareholder
                                                (Please print clearly)

* Please see other side for notes on how to use this proxy.

+ The merger agreement provides for these individuals to be nominated for election as directors, conditional upon the merger becoming effective, to hold office until the next annual meeting of TLC shareholders or until his successor is elected or appointed. If the merger is not approved, these individuals will not be elected to the TLC board of directors.

NOTES:

1. A shareholder has the right to appoint a person to represent the shareholder at the meeting other than the management representatives designated in this proxy. Such right may be exercised by inserting in the space provided the name of the other person the shareholder wishes to appoint. Such other person need not be a shareholder.

2. To be valid, this proxy must be signed and deposited with CIBC Mellon Trust Company, Proxy Dept., 200 Queen's Quay East, Unit #6, Toronto, Ontario M5A 4K9 (Facsimile No. (416) 368-2502) not later than the close of business on April 16, 2002, or, if the meeting is adjourned, 48 hours (excluding Saturdays and holidays) before any adjourned meeting.

3. If an individual, please sign exactly as your shares are registered. If the shareholder is a corporation, this proxy must be executed by a duly authorized officer or attorney of the shareholder and, if the corporation has a corporate seal, its corporate seal should be affixed. If the shares are registered in the name of an executor, administrator or trustee, please sign exactly as the shares are registered. If the shares are registered in the name of the deceased or other shareholder, the shareholder's name must be printed in the space provided, the proxy must be signed by the legal representative with his name printed below his signature and evidence of authority to sign on behalf of the shareholder must be attached to this proxy.

4. Reference is made to the accompanying joint proxy statement/prospectus (which is also a management information circular under Canadian laws) for further information regarding completion and use of this proxy and other information pertaining to the meeting. Before completing this proxy, non-registered holders should carefully review the section in the accompanying joint proxy statement/prospectus entitled "Information Regarding the TLC Shareholder Meeting -- Non-Registered Shareholders" and should carefully follow the instructions of the securities dealer or other intermediary who sent this proxy.

5. Section 185 of the Business Corporations Act (Ontario) (the "OBCA") entitles registered holders of common shares to dissent from the special resolution approving the continuance of TLC under the laws of New Brunswick. A shareholder may only exercise the right to dissent under section 185 of the OBCA in respect of shares which are registered in that shareholder's name. Shareholders, including non-registered shareholders, who wish to dissent should carefully review the section entitled "Information Regarding the TLC Shareholder Meeting -- Business to be Conducted at the Meeting -- Resolution 3: Approval of the Continuance of TLC under the Laws of New Brunswick and the Adoption of New By-Laws -- Dissenters' Rights" in, and Schedule E to, the joint proxy statement/prospectus which accompanies this proxy. The failure to comply strictly with the provisions of the OBCA may result in the loss or unavailability of the right to dissent.

6. If this proxy is not dated in the space provided, it is deemed to bear the date on which it is mailed.

7. If a share is held by two or more persons, any one of them present or represented by proxy at a meeting of shareholders may, in the absence of the other or others, vote in respect thereof, but if more than one of them are present or represented by proxy, they shall vote together in respect of each share so held.